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                                  Exhibit (11)

                       STERLING BANCORP AND SUBSIDIARIES
                Statement Re: Computation of Per Share Earnings

                                                                                Three Months Ended
                                                                                     March 31,
                                                                             -------------------------
                                                                                1995               1994
                                                                             -----------        -----------
Income for primary earnings per share:
   Net income                                               A                $1,257,074         $   910,467
                                                                             ==========         ===========

Income for fully diluted earnings
   per share:
      Net income                                                             $1,257,074         $   910,467
      Add expenses, net of tax effect
         on assumed conversion of
         Convertible Subordinated
         Debentures:
           Interest                                                             310,691             223,006
           Amortization of bond discount
              and expense                                                         3,742               3,310
                                                                             ----------         -----------

      Income for fully diluted shares                       B                $1,571,507         $ 1,136,783
                                                                             ==========         ===========

Common shares for primary earnings
   per share:
      Average shares issued                                                   6,496,605           6,496,605
      Add assumed conversion at the beginning
         of the period or issuance date if later:
           Stock options                                                          --                  1,945
           ESOP shares allocated                                                 23,188              10,975
      Less Average Treasury shares                                              150,343             150,393
                                                                             ----------         -----------
      Average common shares for compu-
         tation of primary earnings
         per share (See Note below)                         C                 6,369,450           6,359,132
                                                                             ==========         ===========

Common shares for fully diluted
   earnings per share:
      Average common shares                                                   6,369,450           6,359,132
      Add assumed conversion at the beginning of
         the period or issuance date if later:
           Convertible Subordinated Debentures                                2,352,339           2,180,990
           Series B preferred shares                                              2,576               2,576
           ESOP shares unallocated                                              226,812             239,025
           Stock options                                                          --                    238
                                                                             ----------         -----------
      Average common shares for computation
         of fully diluted earnings per
         share (See Note below)
                                                            D                 8,951,177           8,781,961
                                                                             ==========         ===========

Per average common share:
   Net income                                       (A divided by C)           $0.20               $0.14
                                                                               =====               =====
   Net income assuming full dilution                (B divided by D)           $0.18               $0.13
                                                                               =====               =====

Note:      Based on shares at end of each month.


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